Exhibit 99.1

For Immediate Release	Contact Information
Tuesday, November 4, 2008	Investors: Roberto R. Thomae
(210) 496-5300 ext. 214, bthomae@txco.com
Media: Paul Hart
(210) 496-5300 ext. 264, pdhart@txco.com

TXCO Resources Reports Record Results and Earnings
SAN ANTONIO -- November 4, 2008 -- TXCO Resources Inc. (Nasdaq:TXCO) today reported strong financial results for the quarter and nine months ended Sept. 30, 2008. Highlights include record:
•	Quarterly and year-to-date cash flow;
•	Nine-month Ebitdax and Ebitda;
•	Nine-month net and operating income;
•	Third-quarter and nine-month revenues.

Third Quarter
TXCO reported total revenues of $41.7 million, the Company's best third-quarter revenue mark, compared to $28.3 million reported for third-quarter 2007. Net income attributable to common stock for the quarter was $5.6 million, equal to $0.16 per share, more than double the $2.4 million, or $0.07 per share, reported for third-quarter 2007. All per-share amounts are on a diluted basis. Quarterly operating income rose to $14.0 million from the $6.4 million reported for the year-earlier period.

Net cash provided by operating activities for the quarter was $39.1 million, nearly double the $19.9 million in the year-earlier period. Ebitdax -- earnings before income taxes, interest, depreciation, depletion, amortization, impairment, abandonment and exploration expense -- rose to $28.3 million, a 59 percent increase from $17.8 million for the third quarter of 2007. Ebitda -- Ebitdax less exploration expense -- was $28.0 million, 60 percent above the $17.5 million reported in the 2007 period. Please see the accompanying table for a reconciliation of these non-GAAP financial measures.

Comparing quarters sequentially, TXCO's third-quarter oil and gas sales were negatively impacted primarily by hurricane-related shut-ins of non-operated Gulf Coast production, as well as the previously reported sale of 15 non-core properties. Third-quarter total revenues were $7.0 million less than in the second quarter. Oil and gas sales were lower in the July-September period by 200 mmcfe than in the previous quarter. The realized average commodity sales price, including the impact of hedges, for the third quarter was down $1.13 per mcfe, or 7.0 percent, compared to second-quarter 2008.

Nine Months
TXCO had total revenues of $122.7 million for the nine months, up 98 percent from the $61.8 million reported for January-September 2007. Oil and gas sales rose to $109.1 million, more than double the $52.9 million reported for the year-earlier period. Net income for the nine months attributable to common was $17.6 million, or $0.50 per share, compared with a year-earlier net loss of $0.8 million, or $0.02 per share. Nine-month 2008 oil and gas sales were 7.3 bcfe, up 30 percent from the 5.6 bcfe sold during the same period in 2007. The average realized commodity sales price, including the impact of hedges, for the period was $15.01 per mcfe, a 59.0 percent increase from $9.45 per mcfe in 2007 period.

-- More --

For the January-September period, net cash provided by operating activities was $63.1 million, 131 percent above the $27.3 million reported a year earlier. Ebitdax rose to $82.3 million, up from $33.8 million in 2007. Ebitda was $80.8 million, compared with $32.9 million in the prior year's nine months.

TXCO's debt-to-asset ratio was 27.9 percent, down from 44.3 percent a year earlier, with $130 million in outstanding long-term debt and an additional $25 million available through its existing bank credit facility at the end of the third quarter.

Capital Expenditures
With the recent decline in commodity prices, TXCO has reviewed its remaining 2008 CAPEX budget and drilling program and now plans to finish the remainder of the year operating within expected cash flow. Despite this operating curtailment during the fourth quarter, the Company is accelerating its Pearsall and Eagleford shale plays by electing to move to Phase II in both the EnCana and Anadarko farm-ins. It now expects to exceed its original 2008 capital budget of $125-135 million by year end. Initial plans for the 2009 capital budget assume drilling levels will be below 2008 and will be held within cash flow projections.

TXCO hedges approximately 50 percent of its anticipated oil and gas sales volumes, using costless collars, which for 2009 average between $71.40 and $87.41 per barrel for oil and $6.60 and $11.64 per mcf for gas.

Management Perspective
"TXCO's strong results in the third quarter occurred prior to the recent decrease in commodity prices," said CEO James E. Sigmon. "Although we are reducing our operating activity during the fourth quarter to drill within cash flow, we will continue to concentrate on the Pearsall and Eagleford shale plays, which potentially could have a large impact on the Company's reserves and production. Pending board approval, we currently intend to reduce our 2009 CAPEX to drill within our available cash flow."

Conference Call and Webcasts
TXCO will hold a conference call at 10 a.m. CST (11 a.m. EST) Wednesday, November 5, to discuss its financial results and current operations. The call will be broadcast live via the Internet at http://www.txco.com/concall.html, or by telephone at (877) 387-9209 (US/Canada) and (706) 643-3820 (International). Passcode is 69738976. A replay will be available through Friday, November 7, at (800) 642-1687 (US/Canada) and (706) 645-9291 (International), passcode 69738976, and at http://www.txco.com/concall.html.

Also, the Company has scheduled the following investor conference webcasts this month. All will be available on TXCO's Web site at http://www.txco.com/presentation.html.
•	Rodman & Renshaw Global Investment Conference – November 10-12, New York. TXCO is scheduled to present at 11:35 a.m. EST (10:35 a.m. CST) Monday, November 10.
•	Houston Energy Financial Forum – November 18-20, Houston. TXCO is scheduled to present at 2:15 p.m. CST (3:15 p.m. EST) Tuesday, November 18.
•	6th annual Southwest Showcase – November 19-20, Dallas. TXCO is scheduled to present at 1:40 p.m. CST (2:40 p.m. EST) Wednesday, November 19.

-- More --

About TXCO Resources
TXCO Resources is an independent oil and gas enterprise with interests in the Maverick Basin, the onshore Gulf Coast region and the Marfa Basin of Texas, and the Midcontinent region of western Oklahoma. It has a consistent record of long-term growth in its proved oil and gas reserves, leasehold acreage position, production and cash flow through its established exploration and development programs. TXCO's business strategy is to build shareholder value by acquiring undeveloped mineral interests and internally developing a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. It accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on Nasdaq's Global Select Market under the symbol "TXCO."

Forward-Looking Statements
Statements in this press release that are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include those relating to estimated financial results, or expected prices, production volumes, well test results, reserve levels and number of drilling locations expected, drilling plans, including the timing, category, number, depth, cost and/or success of wells to be drilled, expected geological formations or the availability of specific services, equipment or technologies. It is important to note that actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs and accidental risk inherent in exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, impairment of oil and gas properties due to depletion or other causes, the uncertainties inherent in estimating quantities of proved reserves and cash flows, as well as general market conditions, competition and pricing. TXCO undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. More information about potential factors that could affect TXCO's operating and financial results is included in TXCO's annual report on Form 10-K for the year ended December 31, 2007, and its Form 10-Q for the quarter ended June 30, 2008. These reports and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's Web site at www.txco.com. Copies are available from TXCO without charge.

(Financial Information and Selected Operational Tables Follow)

TXCO RESOURCES INC.
Condensed Consolidated Balance Sheets
(Unaudited)
($ in thousands)	September 30, 2008	December 31, 2007
Assets

Current Assets
Cash and equivalents	$6,572	$9,831
Accounts receivable, net	40,947	17,952
Federal income tax receivable	4,974	4,974
Prepaid expenses and other	5,224	2,989
Accrued derivative asset	67	-
Total Current Assets	57,784	35,746

Property and Equipment, net - successful efforts method of accounting for oil and gas properties	404,813	314,941

Other Assets
Deferred financing fees	3,205	2,613
Other assets	1,380	1,307
Accrued derivative asset	50	-
Total Other Assets	4,635	3,920

Total Assets	$467,232	$354,607

TXCO RESOURCES INC.
Condensed Consolidated Balance Sheets
(Unaudited)
($ in thousands)	September 30, 2008	December 31, 2007
Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued liabilities	$66,603	$51,261
Undistributed revenue	3,810	2,401
Notes payable	170	399
Derivative settlements payable	668	475
Preferred dividends payable	1,420	397
Accrued derivative obligation	4,934	4,725
Total Current Liabilities	77,605	59,658

Long-Term Liabilities
Long-term debt	130,000	100,000
Deferred income taxes	19,651	12,007
Accrued derivative obligation	6,060	3,993
Asset retirement obligation	8,538	4,233
Total Long-Term Liabilities	164,249	120,233

Commitments and Contingencies	-	-

Stockholders' Equity
Preferred stock, authorized 10,000,000 shares; Series A & B, -0- shares issued and outstanding Series C, -0- and 55,000 shares issued and outstanding Series D, 55,000 and -0- shares issued and outstanding Series E, 20,000 and -0- shares issued and outstanding	1	1
Common stock, par value $.01 per share; authorized 100,000,000 shares; issued 35,589,246 and 34,269,038 shares, outstanding 35,422,393 and 34,150,619 shares	356	343
Additional paid-in capital	212,056	177,030
Retained earnings	21,134	3,561
Accumulated other comprehensive loss, net of tax	(7,179)	(5,754)
Less treasury stock, at cost, 166,853 and 118,419 shares	(990)	(465)
Total Stockholders' Equity	225,378	174,716

Total Liabilities and Stockholders' Equity	$467,232	$354,607

TXCO RESOURCES INC.
Condensed Consolidated Statements Of Operations
(Unaudited)
	Three Months Ended	Three Months Ended
(in thousands, except earnings per share data)	September 30, 2008	September 30, 2007
Revenues
Oil and gas sales	$37,243	$25,012
Gas gathering operations	4,373	3,227
Other operating income	67	34
Total Revenues	41,683	28,273

Costs and Expenses
Lease operations	4,942	3,137
Drilling operations	105	-
Production taxes	1,983	1,418
Exploration expenses	276	269
Impairment and abandonments	485	(1,092)
Gas gathering operations	4,220	3,432
Depreciation, depletion and amortization	12,780	11,632
General and administrative	2,911	3,110
Total Costs and Expenses	27,702	21,906

Income from Operations	13,981	6,367

Other Income (Expense)
Interest expense	(2,269)	(3,227)
Interest income	45	135
Loss on sale of assets	(782)	-
Loan fee amortization	(305)	(175)
Total Other Income (Expense)	(3,311)	(3,267)

Income before income taxes	10,670	3,100
Income tax (benefit) expense – current	80	(50)
deferred	3,575	771

Net Income	7,015	2,379
Preferred dividends	1,420	-
Net Income Available to Common Stockholders	$5,595	$2,379

Earnings Per Share
Basic	$0.16	$0.07
Diluted	$0.16	$0.07

TXCO RESOURCES INC.
Condensed Consolidated Statements Of Operations
(Unaudited)
	Nine Months Ended	Nine Months Ended
(in thousands, except earnings per share data)	September 30, 2008	September 30, 2007
Revenues
Oil and gas sales	$109,147	$52,873
Gas gathering operations	11,950	8,872
Other operating income	1,614	84
Total Revenues	122,711	61,829

Costs and Expenses
Lease operations	13,377	10,035
Drilling operations	1,111	-
Production taxes	5,845	3,014
Exploration expenses	1,486	923
Impairment and abandonments	1,119	289
Gas gathering operations	12,002	9,670
Depreciation, depletion and amortization	39,067	25,217
General and administrative	10,816	7,996
Total Costs and Expenses	84,823	57,144

Income from Operations	37,888	4,685

Other Income (Expense)
Interest expense	(6,503)	(6,367)
Interest income	143	238
Loss on sale of assets	(782)	-
Loan fee amortization	(892)	(344)
Total Other Income (Expense)	(8,034)	(6,473)

Income (loss) before income taxes	29,854	(1,788)
Income tax (benefit) expense – current	80	(5,301)
deferred	8,378	4,340

Net Income (Loss)	21,396	(827)
Preferred dividends	3,823	-
Net Income (Loss) Available to Common Stockholders	$17,573	$(827)

Earnings (Loss) Per Share
Basic	$0.51	$(0.02)
Diluted	$0.50	$(0.02)

TXCO RESOURCES INC.
Condensed Consolidated Statements Of Cash Flows
(Unaudited)
(in thousands, except earnings per share data)	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2007
Operating Activities
Net income (loss)	$21,396	$(827)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation, depletion and amortization	39,959	25,562
Impairment, abandonments and dry hole costs	1,119	743
Loss on sale of assets	782	-
Deferred tax expense	8,378	4,340
Excess tax benefits from stock-based compensation	(1,453)	-
Non-cash compensation expense	2,713	1,184
Non-cash change in components of Other Comprehensive Income	-	1,524
Changes in operating assets and liabilities:
Receivables	(22,995)	(8,160)
Prepaid expenses and other	(3,791)	(7,714)
Accounts payable and accrued expenses	16,882	15,431
Current income taxes payable (receivable)	63	(4,747)
Net cash provided by operating activities	63,053	27,336

Investing Activities
Development and purchases of oil and gas properties	(126,066)	(68,141)
Purchase of other equipment	(4,978)	(2,317)
Purchase of subsidiary	-	(95,994)
Proceeds from sale of assets	8,393	-
Net cash used by investing activities	(122,651)	(166,452)

Financing Activities
Proceeds from bank credit facility	51,700	164,750
Payments on bank credit facility	(21,700)	(22,851)
Proceeds from installment and other obligations	190	341
Payments on installment and other obligations	(419)	(418)
Issuance of preferred stock, net of expenses	32,233	429
Purchase of lower call option	(11,617)	-
Proceeds from sale of upper call option	9,356	-
Payment of preferred stock dividends	(2,801)	-
Cost of shares retired upon option exercises	(2,414)	-
Excess tax benefits from stock-based compensation	1,453	-
Proceeds from exercise of stock options	850	-
Proceeds from issuance of common stock, net of expenses	33	-
Purchase of treasury shares	(525)	(219)
Net cash provided by financing activities	56,339	142,032
Change in Cash and Equivalents	(3,259)	2,916
Cash and equivalents at beginning of period	9,831	3,882
Cash and Equivalents at End of Period	$6,572	$6,798

TXCO RESOURCES INC. SELECTED OPERATING DATA
	Three Months Ended			Nine Months Ended		12 Months Ended
($'s in thousands, except average prices)	6/30/08	9/30/08	9/30/07	9/30/08	9/30/07	9/30/08

Net cash provided by operating activities	$33,772	$39,132	$19,850	$63,053	$27,336	$105,109
Average common shares outstanding for diluted earnings per share	40,247	35,553	34,906	35,446	33,355	n/a
Ebitdax *	$34,167	$28,306	$17,789	$82,273	$33,823	$102,612
Ebitda *	$33,601	$28,030	$17,520	$80,787	$32,900	$100,826

Current ratio	0.69	0.74	1.19	0.74	1.19	0.74
Debt to asset ratio	27.6%	27.9%	44.3%	27.9%	44.3%	27.9%

Sales
Oil:
Sales, in mBbl	308	293	288	848	680	1,143
Average realized sales price per barrel, excluding hedging impact of:	$122.76 -10.87	$112.92 -9.86	$71.59 -0.39	$111.95 -9.06	$64.34 -0.39	$105.44 -7.88
Natural Gas:
Sales, in mmcf	813	705	652	2,184	1,517	2,791
Average realized sales price per mcf, excluding hedging impact of:	$11.05 -0.24	$10.37 -0.36	$6.77 +0.19	$10.23 -0.21	$7.13 -0.92	$9.66 -0.16

Equivalent Basis:
Sales in mBOE	444	410	396	1,212	932	1,608
Average realized sales price per BOE, excluding hedging impact of:	$105.51 -8.00	$98.40 -7.66	$63.10 +0.04	$96.76 -6.71	$58.49 -1.79	$91.70 -5.87
Sales in mmcfe	2,662	2,462	2,377	7,272	5,595	9,649
Average realized sales price per mcfe, excluding hedging impact of:	$17.59 -1.34	$16.40 -1.28	$10.52 +0.00	$16.13 -1.12	$9.75 -0.30	$15.28 -0.97

Other Operating Data
Total lifting costs	$6,733	$7,010	$4,576	$19,459	$13,039	$24,978
Total lifting costs per BOE	$15.18	$17.08	$11.55	$16.05	$13.98	$15.53
Total lifting costs per mcfe	$2.53	$2.85	$1.92	$2.68	$2.33	$2.59

Sales volume -oil properties -mBbl	298	286	291	821	669	1,107
Oil prop. lifting costs-oil (Including Production & Severance Tax)	$5,080	$4,995	$2,617	$14,789	$9,325	$19,205
Oil prop. lifting costs per barrel	$17.04	$17.47	$9.01	$18.01	$13.94	$17.35

Glen Rose Porosity sales volume -mBbl	226	218	207	596	492	809
Glen Rose Porosity lifting costs per barrel	$12.35	$9.61	$7.17	$10.75	$9.16	$10.18

Sales volume -gas properties -mmcf	710	634	703	1,962	1,518	2,493
Gas prop. lifting costs-gas (Including Production & Severance Tax)	$1,676	$1,646	$1,209	$4,796	$3,743	$5,848
Gas prop. lifting costs per mcf	$2.36	$2.60	$1.72	$2.44	$2.47	$2.35

Total depletion cost per BOE	$33.69	$31.37	$26.15	$32.20	$25.50	$31.84
Total depletion cost per mcfe	$5.62	$5.23	$4.36	$5.37	$4.25	$5.31
* Please see the last page of this press release for a reconciliation of these non-GAAP financial measures.

TXCO RESOURCES INC. EBITDA and EBITDAX RECONCILIATION TO NET INCOME AND NET CASH PROVIDED PERIODS INDICATED
				2008	12 mo's ended				2007
($ Thousands)	1Q08	2Q08	3Q08	YTD	09/30/2008	1Q07	2Q07	3Q07	YTD

Net cash provided by operating activities per CF Stmt	(9,851)	33,772	39,132	63,053	105,109	1,000	6,486	19,850	27,336
Change in operating assets and liabilities	(25,391)	2,145	13,406	(9,841)	15,404	(8,669)	(1,893)	5,373	(5,189)

Operating CF before change in Operating assets & liabilities	15,541	31,627	25,726	72,894	89,705	9,670	8,379	14,477	32,525

Deferred income taxes	119	(4,922)	(3,575)	(8,378)	(8,497)	(4,301)	733	(771)	(4,339)
Cash portion of net interest expense	2,163	1,973	2,224	6,360	9,588	251	2,786	3,092	6,129
Excess tax benefit from stock-based compensation	1,453	-	-	1,453	1,453	-	-	-	-
Derivative settlements loss	-	-	-	-	-	1,143	381	-	1,524
Income tax	(119)	4,922	3,655	8,458	8,577	(965)	(717)	721	(961)
Exploration costs	644	566	276	1,486	1,786	375	278	269	923
Dry hole costs	-	-	-	-	-	(280)	(175)	1	(454)
Change in components of other comprehensive income	-	-	-	-	-	(1,143)	(381)	-	(1,524)

Ebitdax	19,801	34,167	28,306	82,273	102,612	4,750	11,284	17,789	33,823

Less: Exploration costs	644	566	276	1,486	1,786	375	278	269	923

Ebitda	19,156	33,601	28,030	80,787	100,826	4,375	11,006	17,520	32,900
Less:
Loss on sale of assets	-	-	782	782	781	-	-	-	-
Income tax expense	(119)	4,922	3,655	8,458	8,577	(965)	(717)	721	(961)
Impairment & abandonments	255	379	485	1,119	2,812	686	696	(1,092)	289
Derivative Loss	-	-	-	-	-	1,143	381	-	1,524
Interest, net	2,163	1,973	2,224	6,360	9,588	251	2,786	3,092	6,129
Non cash compensation	1,041	887	785	2,713	4,352	226	345	613	1,184
DD&A	11,565	15,310	13,084	39,959	51,153	4,926	8,829	11,807	25,561

Net Income (Loss)	4,252	10,129	7,015	21,396	23,563	(1,892)	(1,314)	2,379	(827)

EBITDAX is earnings before income taxes, interest, depreciation, depletion, amortization, impairment, abandonment and exploration expense. EBITDA equals EBITDAX less exploration expense. We believe EBITDA and EBITDAX provide a more complete analysis of TXCO's operating performance and debt servicing ability relative to other companies, and of our ability to fund capital expenditure and working capital requirements.

These measures are widely used by investors and rating agencies. EBITDA, with certain negotiated adjustments, is referenced in TXCO's financial covenants and required in reporting under our credit facility. EBITDA and EBITDAX are not measures of financial performance under GAAP. Accordingly, they should not be considered as substitutes for net income, income from operations, or cash flow provided by operating activities prepared in accordance with GAAP.

Columns / rows may not foot / cross-foot due to rounding.